Exhibit 99.1

Century Aluminum Reports 2005 Financial Results

MONTEREY, CA -- (MARKET WIRE) -- 02/22/2006 -- Century Aluminum Company (NASDAQ: CENX) today reported a net loss of $148.7 million, or $4.62 per diluted share, for the fourth quarter of 2005. Reported fourth quarter results were negatively impacted by an after-tax charge of $164.6 million, or $5.12 per diluted share, for mark-to-market adjustments on forward contracts (which will settle during the period 2006-2015) that do not qualify for cash flow hedge accounting.

In the second quarter of 2005, the company changed from the last-in first-out (LIFO) inventory valuation method to the first-in first-out (FIFO) method. Financial statements for periods prior to the second quarter of 2005 have been restated to reflect this change. Financial and operating results for 2004 include Nordural from the April 27, 2004, acquisition date.

In the fourth quarter of 2004, the company reported net income of $24.6 million, or $0.77 per diluted share. Before restatement, the company reported net income of $20.9 million, or $0.65 per diluted share.

Highlights of 2005 included:

–  Primary aluminum shipments increased to a record 615,842 metric tonnes
–  Revenues increased seven percent from the prior year to a record $1.13 billion
–  Net cash provided by operating activities was a record $135 million, up over 27 percent from 2004
–  Operating income of $127 million was the second highest in the company's history
–  Fourth quarter results were impacted by energy costs and severe weather
–  Nordural expansion continued on schedule and on budget
–  Record production at Ravenswood
–  Hawesville operations back at full capacity, record production in December

For 2005, Century reported a net loss of $116.3 million, or $3.62 per diluted share. Total year results include an after-tax charge of $198.2 million, or $6.17 per diluted share for mark-to-market adjustments on forward contracts (which will settle during the period 2006-2015) that do not qualify for cash flow hedge accounting. In 2004, restated net income totaled $33.5 million, or $1.14 per diluted share, after preferred dividends ($28.0 million, or $0.95 a share, fully diluted, after preferred dividends, before restatement).

Sales for the fourth quarter of 2005 were $292.9 million compared with $290.6 million for the fourth quarter of 2004. Shipments of primary aluminum for the 2005 fourth quarter were 156,014 metric tonnes, compared with 157,264 metric tonnes shipped in the year-ago quarter.

Sales for 2005 were $1.13 billion compared with $1.06 billion for 2004, and total 2005 primary aluminum shipments of 615,842 metric tonnes compared with 597,864 metric tonnes shipped in 2004.

"Century performed well during the fourth quarter," said president and chief executive officer Logan W. Kruger. "Metal prices were robust and all of our plants operated at high levels, including Hawesville, which regained its normal operating efficiency. Unusually high energy costs and severe weather, however, increased our costs for the quarter.

"Overall, 2005 was a year of record production, revenue and cash flow from operations for Century. The Nordural expansion, which began its initial production on February 15, is continuing to proceed on budget for a scheduled completion in the fourth quarter of 2006. Looking ahead, we see attractive opportunities to build a larger, more diversified and more cost-competitive company."

Century presently owns 615,000 metric tonnes per year (mtpy) of primary aluminum capacity. The company owns and operates a 244,000 mtpy plant at Hawesville, Kentucky; a 170,000 mtpy plant at Ravenswood, West Virginia; and a 90,000 mtpy plant at Grundartangi, Iceland that is being expanded to 220,000 mtpy. The company also owns a 49.67-percent interest in a 222,000 mtpy reduction plant at Mt. Holly, South Carolina. ALCOA Inc. owns the remainder of the plant and is the operating partner. With the completion of the Grundartangi expansion, Century's total capacity will stand at 745,000 mtpy by the fourth quarter of 2006. Century also holds a 50-percent share of the 1.25 million mtpy Gramercy Alumina refinery in Gramercy, Louisiana and related bauxite assets in Jamaica. Century's corporate offices are located in Monterey, California.

This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
		2004		2004
	2005	Restated	2005	Restated
NET SALES:
Third-party customers	$247,770	$248,260	$961,335	$897,538
Related parties	45,104	42,343	171,027	163,209
	292,874	290,603	1,132,362	1,060,747

COST OF GOODS SOLD	258,170	233,830	970,685	875,460

GROSS PROFIT	34,704	56,773	161,677	185,287

SELLING, GENERAL ANDADMINISTRATIVE EXPENSES	9,827	7,950	34,773	24,916

OPERATING INCOME	24,877	48,823	126,904	160,371

INTEREST EXPENSE - Net	(5,976)	(7,400)	(24,301)	(39,240)
NET LOSS ON FORWARD CONTRACTS	(257,218)	(4,375)	(309,698)	(21,521)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	-	-	(835)	(47,448)
OTHER INCOME (EXPENSE) - Net	(428)	(507)	275	(1,305)

INCOME (LOSS) BEFORE INCOME
TAXES AND EQUITY IN EARNINGS OF
JOINT VENTURES	(238,745)	36,541	(207,655)	50,857

INCOME TAX (EXPENSE) BENEFIT	88,275	(12,719)	80,697	(18,196)

INCOME (LOSS) BEFORE EQUITY
IN EARNINGS OF JOINT VENTURES	(150,470)	23,822	(126,958)	32,661

EQUITY IN EARNINGS
OF JOINT VENTURES	1,812	821	10,703	821

NET INCOME (LOSS)	(148,658)	24,643	(116,255)	33,482

PREFERRED DIVIDENDS	-	-	-	(769)

NET INCOME (LOSS)
APPLICABLE TO COMMON SHAREHOLDERS	$(148,658)	$24,643	$(116,255)	$32,713

EARNINGS (LOSS) PER
COMMON SHARE
Basic -
Net income (loss)	$(4.62)	$0.77	$(3.62)	$1.14
Diluted -
Net income (loss)	$(4.62)	$0.77	$(3.62)	$1.14
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING
Basic	32,181	32,024	32,136	28,668
Diluted	32,181	32,099	32,136	28,775

Century Aluminum Company
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)

	December 31,	December 31,
	2005	2004 Restated
ASSETS
Current Assets:
Cash	$17,752	$44,168
Restricted cash	2,028	1,678
Accounts receivable - net	83,016	79,576
Due from affiliates	18,638	14,371
Inventories	111,436	111,284
Prepaid and other current assets	23,918	10,055
Deferred taxes - current portion	37,705	24,642
Total current assets	294,493	285,774
Property, plant and equipment - net	1,070,158	806,250
Intangible asset - net	74,643	86,809
Goodwill	94,844	95,610
Other assets	126,403	58,110
Total	$1,660,541	$1,332,553

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable, trade	$61,919	$47,479
Due to affiliates	158,682	84,815
Industrial revenue bonds	7,815	7,815
Long-term debt - current portion	581	10,582
Accrued and other current liabilities	53,715	53,309
Accrued employee benefits costs
- current portion	9,333	8,458
Convertible senior notes	175,000	175,000
Total current liabilities	467,045	387,458

Senior unsecured notes payable - net	250,000	250,000
Nordural debt	230,436	80,711
Revolving credit facility	8,069	-
Accrued pension benefit costs
- less current portion	10,350	10,685
Accrued post retirement benefits costs
- less current portion	96,660	85,549
Other liabilities	28,010	34,961
Due to affiliates - less current portion	337,416	30,416
Deferred taxes	-	68,273
Total noncurrent liabilities	960,941	560,595

Shareholders' Equity:
Common stock (one cent par value,
100,000,000 shares authorized;
32,188,165 shares outstanding
at December 31, 2005 and 32,038,297 at
December 31, 2004)	322	320
Additional paid-in capital	419,009	415,453
Accumulated other comprehensive loss	(91,418)	(52,186)
Retained earnings (accumulated deficit)	(95,358)	20,913
Total shareholders' equity	232,555	384,500
Total	$1,660,541	$1,332,553

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Year ended
	December 31,
		2004
	2005	Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(116,255)	$33,482
Adjustments to reconcile net income to net cash
provided by operating activities:
Unrealized net loss on forward contracts	306,756	2,405
Depreciation and amortization	56,533	50,254
Deferred income taxes	(80,697)	9,925
Pension and other post retirement benefits	12,381	8,040
Workers' compensation	(1,572)	820
(Gain) loss on disposal of assets	(32)	761
Non cash loss on early extinguishment of debt	253	9,659
Change in operating assets and liabilities:
Accounts receivable - net	(3,440)	(19,440)
Due from affiliates	(4,267)	(3,623)
Inventories	(152)	(16,023)
Prepaid and other current assets	(10,092)	(3,590)
Accounts payable, trade	8,528	2,602
Due to affiliates	920	16,179
Accrued and other current liabilities	(11,801)	15,507
Other - net	(22,127)	(1,130)
Net cash provided by operating activities	134,936	105,828

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(18,027)	(15,240)
Nordural expansion	(280,086)	(59,784)
Proceeds from sale of property, plant and equipment	124	-
Restricted cash deposits	(350)	(1,678)
Business acquisitions, net of cash acquired	(7,000)	(198,584)
Net cash used in investing activities	(305,339)	(275,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	222,937	425,883
Repayment of long-term debt	(83,279)	(425,881)
Repayment of related party debt	-	(14,000)
Net borrowings under revolving credit facility	8,069	-
Financing fees	(5,132)	(13,062)
Dividends	(16)	(3,311)
Issuance of common stock	1,408	215,793
Net cash provided by financing activities	143,987	185,422

NET INCREASE (DECREASE) IN CASH	(26,416)	15,964

CASH, BEGINNING OF PERIOD	44,168	28,204

CASH, END OF PERIOD	$17,752	$44,168

Century Aluminum Company
Selected Operating Data
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct (1)			Toll
	Metric	(000)		Metric	(000)	(000)
	Tons	Pounds	$/Pound	Tons	Pounds	Revenue
2005
4th Quarter	132,712	292,581	$0.88	23,302	51,372	$35,703
3rd Quarter	129,555	285,619	$0.83	23,435	51,665	$33,175
2nd Quarter	130,974	288,748	$0.86	23,025	50,761	$34,174
1st Quarter	130,083	286,783	$0.88	22,756	50,168	$33,372
Total	523,324	1,153,731	$0.86	92,518	203,966	$136,424

2004
4th Quarter	133,940	295,287	$0.87	23,324	51,421	$33,077
3rd Quarter	132,893	292,978	$0.83	23,232	51,218	$31,095
2nd Quarter	133,726	294,816	$0.82	16,148	35,600	$21,483
1st Quarter	134,601	296,743	$0.78	-	-	$-
Total	535,160	1,179,824	$0.83	62,704	138,239	$85,655

(1)			Does not include Toll shipments from Nordural

FORWARD PRICED SALES - As of December 31, 2005

	2006	2007	2008	2009	2010	2011-
	(1)(2)	(2)	(2)	(2)	(2)	2015(2)
Base Volume
Pounds (000)	437,381	374,565	240,745	231,485	231,485	826,733
Metric Tons	198,393	169,900	109,200	105,000	105,000	375,000
Percent of
estimated
capacity	28%	22%	14%	14%	14%	10%

Potential Additional Volume(2)
Pounds (000)	55,556	111,113	220,903	231,485	231,485	826,733
Metric Tons	25,200	50,400	100,200	105,000	105,000	375,000
Percent of
estimated
capacity	4%	7%	13%	14%	14%	10%

(1)	The forward priced sales in 2006 exclude January 2006 shipments to customers that are priced based upon the prior month's market price.

(2)
Certain financial sales contracts included in the forward priced sales base volume for the period 2006 through 2015 contain clauses that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price. These contracts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential additional sales volume would be equivalent to the amounts shown above.